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                                                                     EXHIBIT 6.4


                                       UNITED STATES DEPARTMENT OF COMMERCE
                                       PATENT AND TRADEMARK OFFICE
                                       ASSISTANT SECRETARY AND COMMISSIONER
                                       OF PATENTS AND TRADEMARKS
                                       Washington, C.C. 20231

                                                 *100721960A*

JULY 28, 1998
                                            PTAS
INFINITY PRODUCTS, INC.
ATTN: KEITH BALDERSON
522-625 HOWE ST.
VANCOUVER, BC V6C 246

                    UNITED STATES PATENT AND TRADEMARK OFFICE
                  NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE:  02/23/1998               REEL/FRAME:  9187/0484
                                            NUMBER OF PAGES:  2

BRIEF: ASSIGNMENT OF ASSIGNOR'S INTEREST (SEE DOCUMENT FOR DETAILS).

ASSIGNOR:
         465628 BC LTD.                     DOC DATE:  02/18/1998

ASSIGNEE:
         INFINITY PRODUCTS INC.
         #522 - 625 HOWE ST.
         VANCOUVER BC, CANADA V6C 246

SERIAL NUMBER:  08143823                    FILING DATE:  10/27/1993
PATENT NUMBER:  5419477                     ISSUE DATE:  05/30/1995

DIANE RUSSELLE, PARALEGAL
ASSIGNMENT DIVISION
OFFICE OF PUBLIC RECORDS


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                        U.S. PATENT AND TRADEMARK OFFICE

                            OFFICE OF PUBLIC RECORDS



                               Assignment Division

Whereas, 465628 BC Limited, whose post office address is 475 Howe Street, Suite 418, Vancouver, BC V6C-2B3, has full assignment title to invented and useful Waterproof Towel Protector for which a United States Letters Patents was granted on May 30, 1995, serial number 5,419,477 and; Whereas Infinity Product, Inc., whose post office address is 4410 North Rancho Drive, Unit 200, Las Vegas, Nevada 89130, is desirous of acquiring the above identified property; and now, therefore, in consideration of the sum on moneys as set out in an agreement of purchase and sale dated February 5th 1998, the receipt of which agreement is hereby acknowledged, and other good and valuable consideration, I, the said 465628 BC Limited, by these present do sell, assign and transfer unto said Infinity Product, Inc., the entire interest in and to any and all Letters Patent which have been granted in the UNITED STATES:

Executed This 6th day of February, 1998, at Vancouver, British Columbia, Canada


                               465628 BC  LIMITED

per:                                    per:

/s/                                     /s/
KEN CABIANCA                            SHELDON SILVERMAN
President                               Secretary

SIGNED BEFORE ME AT VANCOUVER BC ON FEBRUARY 18, 1998

/S/

AS TO BOTH SIGNATURES               (Notary Seal)
ZUZANA KULHANKOVA
         NOTARY PUBLIC
      302 - 1050 Nicola Street
 Vancouver, B.C. V6G 1CP
      Tel (604) 681-0193


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                        U.S. Patent and Trademark Office
                            Office of Public Records



                               Assignment Division



Whereas, PAMELA M. VERGE, whose post office address is 229 Foster Ave., Fall River, Nova Scotia, Canada. B2T 1E7, has full assignment title to invented and useful Waterproof Towel Protector for which a United States Letters Patent was granted on May 30, 1995, serial number 5,419,477 and; Whereas 465628 B.C. Ltd., whose post office address is 475 Howe St., Suite 418, Vancouver, British Columbia, Canada V6C 2B3, is desirous of acquiring the above identified property; and now, therefore, in consideration of the sum on monies as set out in an agreement of purchase and sale dated June 1, 1997, the receipt of which agreement is hereby acknowledged, and other good and valuable consideration, I, the said PAMELA M. VERGE, by these presents do sell, assign and transfer unto said 465628 B.C. Ltd., the entire interest in and to any and all Letters Patent which have been granted in the United States:

Executed This 1st day of June, 1997, at Fall River Nova Scotia, Canada.

/s/

PAMELA M. VERGE

JUNE 1, 1997